                                                                  EXHIBIT 1.(i)


                               25,000,000 Shares
                           Host Marriott Corporation
                                  Common Stock
                               ($1.00 Par Value)

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                    1996
                                                      --------- --,
DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
SALOMON BROTHERS INC
SMITH BARNEY INC.
MONTGOMERY SECURITIES
BT SECURITIES CORPORATION
SCHRODER WERTHEIM & CO. INCORPORATED
   As representatives of the several
   U.S. Underwriters named in
   Schedule I hereto
c/o Donaldson, Lufkin & Jenrette
   Securities Corporation
   140 Broadway
   New York, New York  10005

DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
GOLDMAN SACHS INTERNATIONAL
SALOMON BROTHERS INTERNATIONAL LIMITED
SMITH BARNEY INC.
MONTGOMERY SECURITIES
BANKERS TRUST INTERNATIONAL PLC
J. HENRY SCHRODER & CO. LIMITED
   As representatives of the several
   international managers named in
   Schedule II hereto
c/o Donaldson, Lufkin & Jenrette
    Securities Corporation
    Jupiter House
    Trinton Court
    14 Finsbury Square
    London EC2A 1BR,  England

Ladies and Gentlemen:

          Host Marriott Corporation, a Delaware corporation (the "Company"), confirms its agreement with the several Underwriters (as defined below) as follows:

          1.  The Shares.  Subject to the terms and conditions herein set forth,
              ----------
the Company proposes to sell to the Underwriters an aggregate of 25,000,000 shares (the "Firm Shares") of common stock, $1.00 par value per share, of the Company (the "Common Stock").

          It is understood that, subject to the conditions hereinafter stated, 20,000,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. Underwriters and International Managers of even date herewith), and 5,000,000 Firm Shares (the "International Shares") will be sold to the several International Managers named in Schedule II hereto (the "International Managers") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), Goldman, Sachs & Co., Salomon Brothers Inc, Smith Barney Inc., Montgomery Securities, BT Securities Corporation and Schroder Wertheim & Co. Incorporated shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and DLJ, Goldman Sachs International, Salomon Brothers International Limited, Smith Barney Inc., Montgomery Securities, Bankers Trust International PLC and J. Henry Schroder & Co. Limited shall act as representatives (the "International Representatives" and, together with the U.S. Representatives, the "Representatives") of the several International Managers. The U.S. Underwriters and the International Managers are hereinafter collectively referred to as the "Underwriters."

          The Company also proposes to sell to the several U.S. Underwriters an aggregate of not more than 3,750,000 additional shares of Common Stock (the "Additional Shares"), if requested by the U.S. Underwriters as provided in
Section 3 hereof. The Firm Shares and the Additional Shares are herein collectively called the "Shares."

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

          2.  Registration Statement and Prospectus.  The Company has prepared
              -------------------------------------
and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (No. 333-00147), including a preliminary prospectus, subject to completion, relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front and back cover pages. The registration statement, as amended at the time it becomes effective or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case financial statements and exhibits, and the information (if any) contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be a part of the registration statement at the time of its effectiveness pursuant to Rule 430A or Rule 434 under the Act, and any additional registration statement relating to the issuance of additional shares of Common Stock filed pursuant to Rule 462(b) under the Act, is hereinafter referred to as the "Registration Statement;" and the U.S. prospectus (including any prospectus subject to completion which meets the requirements of Rule 434(a) under the Act provided by the Company with any term sheet meeting the requirements of Rule 434(b), taken together with any prospectus as provided above, which meet the requirements of Section 10(a)(3) under the Act), and the international prospectus in the respective forms used to confirm sales of the Shares, whether or not filed with the Commission pursuant to Rule 424(b) under the Act, are hereinafter referred to as the "Prospectus."

          3.  Agreements to Sell and Purchase.  On the basis of the
              -------------------------------
representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to each of the U.S. Underwriters, and each of the U.S. Underwriters agrees, severally and not jointly, to purchase from the Company, at a price per share of $_____ (the "Purchase Price") the aggregate number of Firm Shares set forth opposite the name of such U.S. Underwriter in Schedule I hereto.

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company hereby agrees to issue and sell the International Shares to the International Managers, and each of the International Managers agrees, severally and not jointly, to purchase from the Company at the Purchase Price the aggregate number of Firm Shares set forth opposite the name of such International Manager in Schedule II hereto.

          On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, the Company agrees to issue and sell to the U.S. Underwriters up to 3,750,000 Additional Shares, and the U.S. Underwriters shall have a right to purchase, severally and not jointly, from time to time, up to an aggregate of 3,750,000 Additional Shares at the Purchase Price. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) which bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth opposite the name of such Underwriter in
Schedule I hereto bears to the total number of U.S. Firm Shares.

          The Company hereby agrees, and the Company shall, concurrently with the execution of this Agreement, deliver an agreement executed by Richard E. Marriott and by J.W. Marriott, Jr. pursuant to which each such person will agree, not to, without the prior written consent of DLJ, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for, or warrants, options or rights to purchase or acquire, Common Stock owned by such person or with respect to which such person has the power of disposition or enter into any agreement to do any of the foregoing for a period of 90 days after the date of the Prospectus (provided that, such person shall be permitted to deliver shares of Common Stock to the Company for the sole purpose of exercising stock options pursuant to the Company's existing stock option plans).

          The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

          Each U.S. Underwriter hereby makes to the Company the representations and agreements of such U.S. Underwriter contained in the fifth paragraph of
Section 3 of the Agreement Between U.S. Underwriters and International Managers of even date herewith. Each International Manager hereby makes to the Company the representations and agreements of such International Underwriter contained in the seventh, eighth, ninth and tenth paragraphs of Section 3 of such Agreement.

          4.  Delivery and Payment.  Delivery to you of and payment for the Firm
              --------------------
Shares shall be made at 9:00 A.M., New York City time, on the third or fourth business day, unless otherwise permitted by the Commission pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended including the rules and regulations thereunder (the "Exchange Act"), (such time and date being referred to as the "Closing Date") following the date of the initial public offering of the Firm Shares as advised by DLJ to the Company, at such place as you shall reasonably designate. The Closing Date and the location of delivery of the Firm Shares may be varied by agreement between DLJ and the Company.

          Delivery to the U.S. Underwriters of and payment for any Additional Shares to be purchased by the U.S. Underwriters shall be made at such place as DLJ shall designate, at 9:00 A.M., New York City time, on such date or dates (individually, an "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date and shall in no event be later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from DLJ to the Company of the U.S. Underwriters' determination to purchase a number, specified in said notice, of Additional Shares. Any such notice may be given at any time not later than 30 days after the date of this Agreement (provided that if such notice is not delivered within such 30-day period the option to purchase Additional Shares shall terminate). Any Option Closing Date and the location of delivery of and payment for the Additional Shares may be varied by agreement among DLJ and the Company.

          Certificates for the Shares shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date or the applicable Option Closing Date, as the case may be, and shall be made available to you at the offices of

DLJ (or such other place as shall be acceptable to you) for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the applicable Option Closing Date, as the case may be. Certificates in definitive form evidencing the Shares shall be delivered to you on the Closing Date or the applicable Option Closing Date, as the case may be, with any transfer taxes payable upon initial issuance thereof duly paid by the Company, for the respective accounts of the Underwriters against payment of the Purchase Price by check or checks payable in New York Clearing House or similar next day funds, to the order of the Company.

          5.  Agreements of the Company.  The Company agrees with each
              -------------------------
Underwriter that:

          (a) It will, if the Registration Statement has not heretofore become effective under the Act, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A under the Act, a post-effective amendment to the Registration Statement, in each case as soon as practicable after the execution and delivery of this Agreement, and will use its reasonable best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time. The Company will comply fully and in a timely manner with the applicable provisions of Rule 424 and Rule 430A, and if applicable, Rule 462, under the Act.

          (b) It will advise you promptly and, if requested by any of you, confirm such advice in writing, (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission or any state securities commission or regulatory authority that relate to the Registration Statement or requests by the Commission or any state securities commission or regulatory authority for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by the Commission or any state securities commission or other regulatory authority, and (iv) of the happening of any event during such period as in your reasonable judgment you are required to deliver a prospectus in connection with sales of the Shares by you which makes any statement of a material fact made in the Registration Statement untrue or which requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or which requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company shall use its reasonable efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (c) It will furnish to you without charge two (2) signed copies (plus one (1) additional signed copy to your legal counsel) of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits filed therewith, and will furnish to you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

          (d) It will not file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or make any amendment or supplement to the Prospectus, of which you shall not previously have been advised and provided a copy within a reasonable period of time prior to the filing thereof or to which you shall, after being so advised, reasonably object in writing, unless, in the reasonable judgment of the Company and its counsel, such amendment or supplement is necessary to comply with law; and it will prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Shares by you, and will use its reasonable best efforts to cause any amendment to the Registration Statement to become effective as promptly as possible.

          (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period in your reasonable judgment as a prospectus is required to be delivered in connection with sales of the Shares by you, it will furnish to each Underwriter and dealer without charge as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriters and dealers may reasonably request for the purposes contemplated by the Act and the Exchange Act. The Company consents to the use of the Prospectus and any amendment or supplement thereto by any Underwriter or any dealer, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act or the Exchange Act to be delivered in connection therewith.

          (f) If during such period as in your reasonable judgment you are required to deliver a prospectus in connection with sales of the Shares by you any event shall occur as a result of which it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing as of the date the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with any law, it will as promptly as practicable prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not, in the light of the circumstances existing as of the date the Prospectus is so delivered, be misleading, and will comply with applicable law, and will furnish to each Underwriter and dealer without charge such number of copies thereof as such Underwriter or dealer may reasonably request.

          (g) Prior to any public offering of the Shares, it will cooperate with you and your counsel in connection with the registration or qualification of the Shares for offer and sale by you under the state securities or Blue Sky laws of such jurisdictions as you may reasonably request (provided, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject). The Company will continue such qualification in effect so long as required by law for distribution of the Shares.

          (h) It will make generally available to its security holders as soon as reasonably practicable a consolidated earning statement covering a period of at least twelve months beginning after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

          (i) It will timely complete all required filings and otherwise fully comply in a timely manner with all provisions of the Exchange Act in connection with the public offering of the Shares.

          (j) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to shareholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.

          (k) Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, it will pay and be responsible for all costs, expenses, fees and taxes in connection with or incident to
     (i) the printing, processing, filing, distribution and delivery under the Act or the Exchange Act of the Registration Statement, each preliminary prospectus, the Prospectus and all amendments or supplements thereto, (ii) the printing, processing, execution, distribution and delivery of this Agreement, any memoranda describing state securities or Blue Sky laws and all other agreements, memoranda, correspondence and other documents printed, distributed and delivered in connection with the offering of the Shares, (iii) the registration with the Commission and the issuance and delivery of the Shares, (iv) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the jurisdictions referred to in paragraph (g) above (including, in each case, the reasonable fees and disbursements of counsel relating to such registration or qualification and memoranda relating thereto and any filing fees in connection therewith), (v) furnishing such copies of the Registration Statement, Prospectus and preliminary prospectus, and all amendments and supplements to any of them, as may be reasonably requested by you for use in connection with the offering or sale of the Shares by the Underwriters or the dealers to whom the Shares may be sold, (vi) filing, registration and clearance with the National Association of Securities Dealers, Inc. (the "NASD") in connection with the offering of the Shares (including any filing fees in connection therewith and the fees and disbursements of counsel relating thereto), (vii) the listing of the Shares on the New York Stock Exchange, (viii) any "qualified independent underwriter" if and as required by Schedule E of the Bylaws of the NASD (including fees and disbursements of counsel for such qualified independent underwriter) and
     (ix) the performance by the Company of its other obligations under this Agreement, the cost of its personnel and other internal costs, the cost of printing and engraving the certificates representing the Shares, and all expenses and taxes incident to the sale and delivery of the Shares to you (provided that the Company shall not be obligated pursuant to this paragraph to pay the fees and disbursements of your counsel, except to the extent set forth in clauses (iv) and (vi) above).

          (l) It will use the proceeds from the sale of the Shares in the manner described in the Prospectus under the caption "Use of Proceeds."

          (m) It will cause the Shares to be listed on the New York Stock Exchange and will use its reasonable best efforts to maintain such listing while any of the Shares are outstanding.

          (n) It will use its reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date and to satisfy all conditions precedent on its part to the delivery of the Shares.

          6.  Representations and Warranties.  The Company represents and
              ------------------------------
warrants to each Underwriter that:

          (a) When the Registration Statement becomes effective, including at the date of any post-effective amendment, at the date of the Prospectus (if different) and at the Closing Date, the Registration Statement will comply in all material respects with the provisions of the Act, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any supplements or amendments thereto will not at the date of the Prospectus, at the date of any such supplements or amendments and at the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (a) shall not apply to statements in or omissions from the Registration Statement or the Prospectus (or any supplement or amendment to them) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein. The Company acknowledges for all purposes under this Agreement that the statements with respect to price and underwriting discount and the last paragraph all as set forth on the cover page and the information under the caption "Underwriting" in the Prospectus (or any amendment or supplement) constitute the only written information furnished to the Company by any Underwriter expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement to them) and that the Underwriters shall not be deemed to have provided any other information (and therefore are not responsible for any such statement or omission).

          (b) Any term sheet and prospectus subject to completion provided by the Company to the Underwriters for use in connection with the offering and sale of the Shares pursuant to Rule 434 under the Act together are not materially different from the prospectus included in the Registration Statement (exclusive of any information deemed a part thereof by virtue of Rule 434(d)).

          (c) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, and each Registration Statement filed pursuant to Rule 462(b) under the Act, if any, complied when so filed in all material respects with the Act.

          (d) The Company and each of its "significant subsidiaries" (as defined under Regulation S-X promulgated by the Commission) (each, a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized, is validly existing as a corporation in good standing under the laws of its jurisdiction of organization and has the requisite corporate power and authority to carry on its business as it is currently being conducted, to own, lease and operate its properties; and the Company has the requisite power and authority to authorize the offering of the Shares, to execute, deliver and perform this Agreement, and to issue, sell and deliver the Shares; and each of the Company and the Subsidiaries is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction where the operation, ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not, singly or in the aggregate, have a material adverse effect on the properties, business, results of operations, condition (financial or otherwise), business affairs or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

          (e) All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued, and all of the shares of capital stock of, or other ownership interests in, each Subsidiary are owned, directly or through Subsidiaries, by the Company. All such shares of capital stock are fully paid and nonassessable, and are owned free and clear of any security interest, mortgage, pledge, claim, lien or encumbrance (each, a "Lien"), except for security interests relating to the Properties Notes (as defined in the Prospectus) granted pursuant to the Properties Note Indenture (as defined in the Prospectus). There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary.

          (f) The authorized, issued and outstanding capital stock of the Company was, as of the dates indicated in the Prospectus, as set forth in the Prospectus under "Unaudited Pro Forma Condensed Consolidated Balance Sheet" and "Description of Capital Stock;" all the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and not subject to any preemptive or similar rights except for the Marriott International Purchase Right (as defined in the Prospectus); the Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; the capital stock of the Company, including the Common Stock, conforms in all material respects to all statements relating thereto in the Prospectus and the Registration Statement; and the issuance of the Shares by the Company will not be subject to preemptive or other similar rights.

          (g) Neither the Company nor any of its subsidiaries is in violation of its respective charter or bylaws or in default in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or other contract, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject except for such violations or defaults which would not have a Material Adverse Effect.

          (h) This Agreement has been duly authorized and validly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms (assuming the due execution and delivery hereof by you).

          (i) The execution and delivery of this Agreement by the Company, the issuance and sale of the Shares, the performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not
     (1) conflict with or result in a breach or violation of any of the respective charters or bylaws of the Company or any of its subsidiaries or any of the terms or provisions of, or (2) constitute a default or cause an acceleration of any obligation under or result in the imposition or creation of (or the obligation to create or impose) a Lien with respect to, any material bond, note, debenture or other evidence of indebtedness or any material indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which it or any of them is bound, or to which any properties of the Company or any of the Subsidiaries is or may be subject, or (3) contravene any order of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or violate or conflict with any statute, rule or regulation or administrative or court decree applicable to the Company or any of its subsidiaries, or any of their respective properties, except in the case of clause (3) above, for such conflicts or violations which would not have a Material Adverse Effect.

          (j) Except as set forth in the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, pending against or affecting the Company or any of the subsidiaries, or any of their respective properties, which is required to be disclosed in the Registration Statement or the Prospectus, or which would result, singly or in the aggregate, in a Material Adverse Effect or which could reasonably be expected to materially and adversely affect the consummation of this Agreement or the transactions contemplated hereby, and to the best of the Company's knowledge, no such proceedings are contemplated or threatened. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed.

          (k) To the best knowledge of the Company, (A) no action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Shares, suspends the effectiveness of the Registration Statement, prevents or suspends the use of any preliminary prospectus or suspends the sale of the Shares in any jurisdiction referred to in Section 5(g) hereof and (B) no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the issuance or sale of the Shares, the effectiveness of the Registration Statement, or the use of any preliminary prospectus in any jurisdiction referred to in Section 5(g) hereof. Every request of the Commission or any securities authority or agency of any jurisdiction for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with in all material respects.

          (l) Except as would not, singly or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its subsidiaries is in violation of any environmental, safety or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), lacks any permits, licenses or other approvals required of them under applicable Environmental Laws or is violating any terms and conditions of any such permit, license or approval.

          (m) No labor dispute with the employees of the Company or any of its subsidiaries exists, or to the knowledge of the Company, is imminent that would have a Material Adverse Effect; and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors, or of Marriott International, which would have a Material Adverse Effect.

          (n) (i) The Company and each of its Subsidiaries has good and marketable title, free and clear of all Liens, to all property and assets described in the Registration Statement as being owned by it, except for Liens described or reflected in the Prospectus (including all Liens relating to mortgages reflected on the financial statements included in the Prospectus and Liens imposed by the Properties Note Indenture) or Liens that would not have a Material Adverse Effect and (ii) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets of the Company or any of its subsidiaries that are required to be disclosed in the Prospectus are disclosed therein.

          (o) The firm of accountants that has certified or shall certify the applicable consolidated financial statements and supporting schedules of the Company filed or to be filed with the Commission as part of the Registration Statement and the Prospectus are independent public accountants with respect to the Company and its subsidiaries, as required by the Act. The consolidated historical and pro forma financial
                                                  --- -----
     statements, together with related schedules and notes, set forth in the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of the Act. Such historical financial statements fairly present the consolidated financial position of the Company and its subsidiaries at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated, in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods. Such pro forma
                                                                  --- -----
     financial statements have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified
                                           --- -----
     therein, and give effect to assumptions made on a reasonable basis and present fairly the transactions reflected thereby as indicated in the Prospectus. The other financial and statistical information and data included in the Prospectus and in the Registration Statement, historical and pro forma, are, in all material respects, accurately presented and
         --- -----
     prepared on a basis consistent with such financial statements and the books and records of the Company.

          (p) Except as disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and up to the Closing Date, neither the

     Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business and there has not been, singly or in the aggregate, any material adverse change, or any development which would involve a material adverse change, in the properties, business, results of operations, condition (financial or otherwise), business affairs or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Change").

          (q) No authorization, approval or consent or order of, or filing with, any court or governmental body or agency is necessary in connection with the transactions contemplated by this Agreement, except such as may be required by the NASD or have been obtained and made under the Act, the Exchange Act or state securities or Blue Sky laws or regulations. Neither the Company nor any of its affiliates is presently doing business with the government of Cuba or with any person or affiliate located in Cuba.

          (r) (i) Each of the Company and its subsidiaries has all certificates, consents, exemptions, orders, permits, licenses, authorizations, or other approvals (each, an "Authorization") of and from, and has made all declarations and filings with, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary or required to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, and all such Authorizations are in full force and effect, except to the extent that the failure to obtain or file or cause to remain in effect would not, singly or in the aggregate, have a Material Adverse Effect and (ii) the Company and its subsidiaries are in compliance in all material respects with the terms and conditions of all such Authorizations and with the rules and regulations of the regulatory authorities and governing bodies having jurisdiction with respect thereto.

          (s) Neither the Company nor any of the Subsidiaries is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

          (t) No holder of any security of the Company has or will have any right to require the registration of such security by virtue of any transaction contemplated by this Agreement.

          (u) The Shares have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

          (v) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters pursuant to
     Section 8 shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          (w) The Company and each of its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x) The Company has not taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which could reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

          (y) Neither the Company nor any of its subsidiaries is in violation of any statute, law, ordinance, governmental rule or regulation or any judgment, decree, rule or order of any court or governmental agency or authority applicable to the Company or any of its subsidiaries or any of their properties or assets, except such violations as would not, singly or in the aggregate, have a Material Adverse Effect.

          7.  Indemnification.
              ---------------

          (a) The Company agrees to indemnify and hold harmless (i) each of the Underwriters and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any of the Underwriters (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of any of the Underwriters or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including, without limitation, and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430A(b) promulgated under the Act, if applicable, or the Prospectus (including any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, however, that (i) this
                                           --------  -------
     indemnity agreement shall not apply to such losses, claims, damages, liabilities, judgments, actions or expenses caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Underwriters furnished in writing to the Company by any of the Underwriters expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus and (ii) the foregoing indemnity agreement with respect to any untrue statement contained in or omission from a preliminary prospectus shall not inure to the benefit of the Underwriter from whom the person asserting any such losses, liabilities, claims, damages or expenses purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Underwriters to such person, if such is required by law, at or prior to the written confirmation of the sale of such Shares to such person and the untrue statement con-tained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). The Company shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

          (b) In case any action or proceeding (including any governmental investigation) shall be brought or asserted against any of the Indemnified Persons with respect to which indemnity may be sought against the Company, the applicable Underwriter with respect to such Indemnified Person shall promptly notify the Company in writing (provided, that the failure to give such notice shall not relieve the Company of its obligations pursuant to this Agreement unless and only to the extent that such omission results in the loss or compromise of any material rights or defenses by the Company, as determined by a court of competent jurisdiction by final judgment) and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Persons and payment of all fees and expenses in connection therewith. Such Indemnified Person shall have the right to employ its own counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company failed promptly to assume the defense and employ counsel reasonably satisfactory to the Indemnified Person or
     (iii) the named parties to any such action (including any impleaded parties) include both such Indemnified Person and the Company or an affiliate of the Company, and such Indemnified Person shall have been reasonably advised by counsel that either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Company or such affiliate or (y) a conflict may exist between such Indemnified Person and the Company or such affiliate (in which case the Company shall not have the right to assume the defense of such action on behalf of such Indemnified Person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Indemnified Persons, which firm shall be designated in writing by the

     Representatives and that all such fees and expenses shall be reimbursed as they are incurred). The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's prior written consent, and the Company agrees to indemnify and hold harmless any Indemnified Person from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of each Indemnified Person affected thereby (which consent will not unreasonably be withheld), settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person affected thereby from all liability arising out of such action, claim, litigation or proceeding.

          (c) Each of the Underwriters agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company, and the officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to such Underwriter in the Prospectus that is in conformity with information furnished in writing by such Underwriter expressly for use in the Prospectus. In case any action or proceeding (including any governmental investigation) shall be brought or asserted against the Company, any of its directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any preliminary prospectus in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing sentence, the Underwriter shall have the rights and duties given to the Company by Section 7(b) above (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers, and each such controlling person shall have the rights and duties given to the Indemnified Person by Section 7(b) above.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities judgments, actions and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying parties and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and any of the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriter, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity and contribution obligations set forth herein shall be in addition to any liability or obligation such party may otherwise have to any indemnified party.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity
     --- ----
     for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, none of the Underwriters (and its related Indemnified Persons) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total underwriting discount applicable to the Shares purchased by such Underwriter exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

          8.  Conditions of Underwriters' Obligations.  The several obligations
              ---------------------------------------
of the Underwriters to purchase the Shares under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Company shall have performed or complied with all of its obligations and agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (b) (i) The Registration Statement shall have become effective (or, if a post-effective amendment is required to be filed pursuant to Rule 430A promulgated under the Act, such post-effective amendment shall have become effective) not later than 5:00 p.m. (and in the case of a Registration Statement filed under Rule 462(b) of the Act, not later than 10:00 p.m.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, (ii) at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission and every request for additional information on the part of the Commission shall have been complied with in all material respects, and (iii) no stop order suspending the sale of the Shares in any jurisdiction referred to in Section 5(g) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of the Shares; no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares and on the Closing Date, no action, suit or proceeding shall be pending against, or, to the knowledge of the Company threatened against the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would interfere with or adversely affect the issuance of the Shares or would have a Material Adverse Effect.

          (d) (i) Since the date hereof, there shall not have been any Material Adverse Change, and (ii) except as set forth in the Prospectus, since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material change in the capital stock or long-term debt, or material increase in short-term debt, of the Company or any of its consolidated subsidiaries taken as a whole.

          (e) You shall have received a certificate of the Company, dated the Closing Date, executed on behalf of the Company, by the President or any Senior Vice President and a principal financial or accounting officer of the Company confirming, as of the Closing Date, the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.

          (f)  On the Closing Date, you shall have received:

               (1) an opinion (satisfactory to you and your counsel), dated the Closing Date, of Latham & Watkins, counsel for the Company, to the effect that:

                    (i) (A) based solely on certificates of public officials, the Company and each of the Subsidiaries is a validly existing corporation in good standing under the laws of its jurisdic-tion of incorporation and (B) the Company has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and to execute, deliver and perform this Agreement;

                    (ii) the Company has full corporate power and authority to execute, deliver and perform this Agreement and to issue, sell and deliver the Shares as contemplated by this Agreement;

                    (iii) this Agreement has been duly authorized, executed and delivered by the Company;

                    (iv) the Shares have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and nonassessable; and the issuance of the Shares is not subject to any preemptive right under the Delaware General Corporation Law or, to the best knowledge of such counsel, any other similar rights that entitle or will entitle any person to acquire any shares of Common Stock from the Company upon the issuance of the Shares by the Company;

                    (v) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings therefor have been instituted or are pending or contemplated under the Act; and

                    (vi) at the time it became effective and on the Closing Date, the Registration Statement complied as to form in all material respects with the requirements for registration on Form S-1 under the Act (it being understood, however, that such counsel need not express any opinion with respect to the financial statements, schedules and other financial and statistical data includ-ed in the Registration Statement or the Prospectus and in passing upon the compliance as to form of the Registration Statement and the Prospectus, such counsel may assume that the statements made therein are correct and complete); and

             (2) an opinion (satisfactory to you and your counsel), dated the Closing Date, of Christopher G. Townsend, Senior Vice President and Deputy General Counsel of the Company, to the effect that:

                    (i) (A)the Company and each of the Subsidiaries is a duly organized and validly existing corporation in good standing under the laws of its jurisdiction of incorporation, has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have, singly or in the aggregate, a Material Adverse Effect; and (B) the Company has the requisite corporate power and authority to execute, deliver and perform this Agreement;

                  (ii) (A) the authorized, issued and outstanding capital stock of the Company was, as of the dates indicated in the Prospectus, as set forth in the Prospectus under "Unaudited Pro Forma Condensed Consolidated Balance Sheet" and "Description of Capital Stock" and conforms in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus; and (B) the shares of issued and outstanding Common Stock have been duly authorized and are validly issued and are fully paid and nonassessable;

                  (iii) all of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued, and the shares of capital stock of, or other ownership interests in, each Subsidiary are owned, directly or through Subsidiaries, by the Company, are fully paid and nonassessable, and, to the best knowledge of such counsel, are owned free and clear of any Lien, except for Liens relating to the Properties Notes or the New Credit Agreement or as otherwise disclosed in the Prospectus;

                  (iv) to the best knowledge of such counsel, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or Liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, any Subsidiary;

                  (v) neither the Company nor any of the Subsidiaries is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended;

                  (vi) to the best knowledge of such counsel, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company;

                  (vii) to the best knowledge of such counsel, there is no current, pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or to which any of their respective properties is subject of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus;

                  (viii) no authorization, approval, consent or order of, or filing with, any court or governmental body or agency is required for the issuance and sale of the Shares pursuant to this Agreement, except such as have been obtained and made under the Act, the Exchange Act, state securities or Blue Sky laws or regulations or such as may be required by the NASD; the execution and delivery of this Agreement, the issuance and sale of the Shares and the performance of this Agreement will not result in a breach or violation of (A) any of the respective charters or bylaws of the Company or any of the Subsidiaries or (B) any of the terms or provisions of any agreement or instrument which is filed as an exhibit to the Registration Statement and to which the Company or any of the Subsidiaries is a party or by which any of them is bound, or to which any of the properties of the Company or any of the Subsidiaries is subject, or (C) to the best knowledge of such counsel, constitute a default under, any statute, rule or regulation to which the Company or any Subsidiary is bound or to which any of the properties of the Company or any Subsidiary is subject or (D) to the best knowledge of such counsel any order of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties which conflict, breach or default in each of the cases described in clauses (B), (C) and (D) would have a Material Adverse Effect;

                    (ix) to the best knowledge of such counsel, (A) there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which the Company or any Subsidiary is a party or by which any of them may be bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement other than those described therein or filed as exhibits thereto and the descriptions thereof are accurate in all material respects and present fairly the information required to be shown, (B) no default exists in the due performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described or filed in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, or any agreement identified on a schedule attached to the opinion except for defaults which would not have a Material Adverse Effect and (C) the statements in the Prospectus under the caption "Description of Capital Stock," "Purposes and Antitakeover Effects of Certain Provisions of the Company Certificate and Bylaws and the Marriott International Purchase Right," "Management's Discussion and Analysis of Results of Operations and Financial Condition -Liquidity and Capital Resources - Capital Transactions" and "Relationship Between the Company and Marriott International" insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, are accurate in all material respects.

        In addition, Latham & Watkins and Christopher G. Townsend shall state that although such counsel has not undertaken to investigate or verify independently, and is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus included therein (except to the extent expressly referred to in clause (ix)(C) above), during the course of such counsel's participation in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and you, at which the contents of the Registration Statement and the Prospectus were discussed (relying as to materiality to a large extent upon the statements of officers and other representatives of the Company), no facts have come to the attention of such counsel which cause it to (1) believe that (except for financial statements, financial and statistical data and schedules included therein or omitted therefrom as to which such counsel need not express any belief) the Registration Statement (as amended or supplemented, if applicable) at the time the Registration Statement or any post-effective amendment became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (2) believe that (except for financial statements, financial and statistical data and schedules included therein or omitted therefrom as to which such counsel need not express any belief) the Prospectus (as amended or supplemented) as of its date or the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        In rendering such opinions, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers and other representatives of the Company, certificates of public officials, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company and its Subsidiaries, provided that copies of any such statements or certificates shall be delivered or otherwise made available to your counsel.

        (g) You shall have received an opinion as to certain of the matters set forth above, dated the Closing Date, of Skadden, Arps, Slate, Meagher & Flom ("Skadden Arps"), counsel for the Underwriters, in form and substance reasonably satisfactory to you.

        (h) You shall have received letters on and as of the date hereof as well as on and as of the Closing Date (in the latter case constituting an affirmation of the statements set forth in the former), in form and substance satisfactory to you, from Arthur Andersen LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

        (i) Skadden Arps shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

        (j) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

        (k) At the Closing Date, the Shares shall have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

        (l) If the Option Closing Date is after the Closing Date, each of the foregoing conditions shall have been satisfied as of the Option Closing Date as if the references to the "Closing Date" therein were references to the "Option Closing Date."

        (m) Anything herein to the contrary notwithstanding, the respective closings under this Agreement of the issuance and sale of the U.S. Firm Shares and the International Shares to the U.S. Underwriters and the International Managers, respectively, are hereby expressly made conditional on one another.

        9.  Defaults.  If on the Closing Date or any Option Closing Date, as the
            --------
case may be, any of the Underwriters shall fail or refuse to purchase Firm Shares or Additional Shares, as the case may be, which it has agreed to purchase hereunder on such date, and the aggregate amount of Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter(s) agreed but failed or refused to purchase does not exceed 10% of the total number of Shares to be purchased on such date by all of the Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm

Shares set forth opposite its name in Schedules I and II hereto bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the
                                            --------
number of Firm Shares or Additional Shares, as the case may be, that any Underwriter has agreed to purchase pursuant to Section 3 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If, on the Closing Date or on the Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Shares or the Additional Shares, as the case may be, with respect to which such default exceeds 10% of such total number of the Shares to be purchased on such date by all Underwriter(s) and arrangements satisfactory to the other Underwriter(s) and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriter(s) or the Company, except as otherwise provided in Section 10. In any such case that does not result in termination of this Agreement, the Underwriters or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for not longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Underwriter from liability in respect of any default by any such Underwriter under this Agreement.

        10.  Effective Date of Agreement and Termination.  This Agreement shall
             -------------------------------------------
become effective upon the later of (i) the execution and delivery of this Agreement by the parties hereto, (ii) the effectiveness of the Registration Statement, and (iii) if a post-effective amendment is required to be filed pursuant to Rule 430A under the Act, the effectiveness of such post-effective amendment.

        This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to the Company if any of the following has occurred:
(i) subsequent to the date the Registration Statement is declared effective or the date of this Agreement, any Material Adverse Change occurs which, in your judgment, makes it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or else-where, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis or emergency would, in your judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market or in the over-the-counter markets or any setting of minimum prices for trading on such exchanges or markets, (iv) any declaration of a general banking moratorium by Federal, New York or Maryland authorities, (v) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States, and would, in your judgment, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares or (vi) the enactment, publication, decree, or other promulgation of any Federal or state statute, regulation, rule or order of any court or other governmental authority which would, in your judgment, have a Material Adverse Effect.

        The indemnities and contribution provisions and the other agreements, representations and warranties of the Company, its officers and directors and of the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Underwriters or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment for them hereunder and (iii) termination of this Agreement.

        If this Agreement shall be terminated by the Underwriters pursuant to clause (i) of the second paragraph of this Section 10 or because of the failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to Section 5(k) hereof.

        Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Shares from any of the Underwriters merely because of such purchase.

        11.  Notices.  Notices given pursuant to any provision of this Agreement
             -------
shall be addressed as follows: (a) if to the Company, to it at Host Marriott Corporation, 10400 Fernwood Road, Bethesda, Maryland 20817, Attention: General Counsel, with a copy to Latham & Watkins, 1001 Pennsylvania Avenue, N.W., Suite 1300, Washington, D.C. 20004, Attention: Bruce E. Rosenblum, Esq., and (b) if to any Underwriter, to Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention: Syndicate Department, and, in each case, with a copy to Skadden, Arps, Slate, Meagher & Flom at 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, Attention: Nicholas P. Saggese Esq., or in any case to such other address as the person to be notified may have requested in writing.

        12.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
             -------------
IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK.

        13.  Successors.  This Agreement will inure to the benefit of and be
             ----------
binding upon the parties hereto and their respective successors and the officers and directors and other persons referred to in Section 7, and no other person will have any right or obligation hereunder.

        This Agreement may be signed in various counterparts which together shall constitute one and the same instrument. Please confirm that the foregoing correctly sets forth the agreement among the Company and you.

                                    Very truly yours,

                                    HOST MARRIOTT CORPORATION


                                    By:
                                       ---------------------------
                                    Name:
                                    Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written.

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
GOLDMAN, SACHS & CO.
SALOMON BROTHERS INC
SMITH BARNEY INC.
MONTGOMERY SECURITIES
BT SECURITIES CORPORATION
SCHRODER WERTHEIM & CO. INCORPORATED


Acting severally on behalf of themselves and as representatives of the several U.S.
Underwriters named in Schedule I
hereto

By:  DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION


By:
   ------------------------
Name:
Title:

DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION
GOLDMAN SACHS INTERNATIONAL
SALOMON BROTHERS INTERNATIONAL LIMITED
MONTGOMERY SECURITIES
SMITH BARNEY INC.
BANKERS TRUST INTERNATIONAL PLC
J. HENRY SCHRODER & CO. LIMITED
   Acting on behalf of themselves and
   as representatives of the several
   International Managers named in
   Schedule II hereto

By:DONALDSON, LUFKIN & JENRETTE
   SECURITIES CORPORATION


By:
    -------------------------
Name:
Title:

                                   SCHEDULE I


                                                     Number of
                                                    Firm Shares
                                                  to be Purchased
                                                  ---------------


Donaldson, Lufkin & Jenrette
 Securities Corporation........................
Goldman, Sachs & Co............................
Salomon Brothers Inc...........................
Smith Barney Inc...............................
Montgomery Securities..........................
BT Securities Corporation......................
Schroder Wertheim & Co. Incorporated...........



                                                       -----------
Total .........................................        20,000,000
                                                       ===========

                                  SCHEDULE II


                                                     Number of
                                                    Firm Shares
                                                  to be Purchased
                                                  ---------------

Donaldson, Lufkin & Jenrette
 Securities Corporation........................
Goldman Sachs International....................
Salomon Brothers International Limited.........
Smith Barney Inc...............................
Montgomery Securities..........................
Bankers Trust International PLC................
J. Henry Schroder & Co. Limited................



                                                       ----------
Total..........................................        5,000,000
                                                       ==========